UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  November 29, 2001

Supreme Hospitality

(Exact name of registrant as specified in charter)

Nevada

(State of other jurisdiction of incorporation or organization)

88-0460457

(I.R.S. Employer Identification Number)

41919 Skywood Drive Temecula

(Address of Principal Executive Office)

92591-1877

(Zip Code)

Registrant's Executive Office Telephone Number: (909)-506-3435

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TABLE OF CONTENTS

Item 4: Changes in Registrant’s Certifying Accountant	3
Exhibit 16	3

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Braverman & Company, P.C., the independent accountant who had been engaged by Supreme Hospitality as the principal accountants to audit the company's consolidated financial statements, was dismissed effective November 21, 2001.  On November 28, 2001, the Company engaged Clyde Bailey, P.C. as the Company's new principal independent accountants to audit the Company's consolidated financial statements for the year ending December 31, 2001.

The decision to change the Company's independent accountants from Braverman & Company, P.C to Clyde Bailey, P.C. was recommended by the Board of Directors and approved by the Company's Board of Directors.

The reports of. Braverman & Company, P.C, on the financial statements of the Company during the interim period of three months ending June 30, 2001 did not contain an adverse opinion, or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the three month interim period ending June 30, 2001, and through the date of dismissal of. Braverman & Company, P.C, the Company did not have any disagreements with Braverman & Company, P.C, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Braverman & Company, P.C would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Supreme Hospitality

By/s/ Larry W.  Lang

Larry W.  Lang

Chairman, Sole Director, President

And Secretary/Treasurer (Principal

And Accounting Officer)

Date: November 28, 2001

Exhibit 16